Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 33-21735, No. 333-50293 and 333-131692) of KSW, Inc.
of our report dated February 15, 2007, except for Note 17 (A), as to which the date is March 6, 2007, and for Note 17 (B), as to which the date is March 8, 2007, relating to the consolidated financial statements which are included in this Annual Report on Form 10-K.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

White Plains, New York
March 5, 2008